UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 13, 2011

HEMISPHERX BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27072 (Commission File Number)	52-0845822 (IRS Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K provides supplemental information to the Registrant’s Current Report on Form 8-K filed with the Commission on October 17, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2011, the Registrant held its adjourned 2011 Annual Meeting of Stockholders, originally held on October 13, 2011.  This meeting had been adjourned solely with regard to Proposal No. 4 to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000 with specific limitations and restrictions on the usage of those newly authorized shares. At the adjourned meeting, Proposal No. 4 passed, receiving the following votes:

For:  68,193,340                          Against:  7,851,447                Abstain:  626,784

For more information, please see the December 9, 2011 press released filed as exhibit 99.1 to this report.  For more information on the results of the original meeting, please see the Registrant’s Current Report on Form 8-K dated October 13, 2011 as filed with the Commission on October 17, 2011.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated December 8, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 8, 2011

HEMISPHERX BIOPHARMA, INC. /s/William A. Carter William A. Carter, M.D., Chief Executive Officer